Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of RLJ Lodging Trust of our report dated March 14, 2011, relating to the combined consolidated financial statements and financial statement schedule of The RLJ Predecessor and our report dated February 2, 2011 relating to the consolidated balance sheet of RLJ Lodging Trust, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 15, 2011